EXHIBIT 10.1

                                                               EXECUTION VERSION






                       TRUST AND ASSET MANAGEMENT BUSINESS

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                      MARSHALL & ILSLEY TRUST COMPANY N.A.,

                            FIRST INDIANA BANK, N.A.

                                       AND

                            FIRST INDIANA CORPORATION




                          Dated as of October 21, 2005

                               TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS.........................................................1
---------------------


ARTICLE 2 PURCHASE AND SALE OF THE BUSINESS...................................9
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                  2.1      Purchase and Sale................................. 9
                  ---      -----------------
                  2.2      Assumed Liabilities...............................10
                  ---      -------------------
                  2.3      Retained Liabilities..............................10
                  ---      --------------------
                  2.4      Method of Transfer................................11
                  ---      ------------------

ARTICLE 3 PAYMENT 12
-----------------

                  3.1      Purchase Price....................................12
                  ---      --------------
                  3.2      Payment of Purchase Price.........................12
                  ---      -------------------------
                  3.3      Revenue Incentive Amounts and Sustained Growth
                           Incentive Amount..................................13
                  ---      ----------------

ARTICLE 4 THE CLOSING........................................................15
---------------------

                  4.1      Closing Time and Place............................15
                  ---      ----------------------
                  4.2      Deliveries of Seller at Closing...................16
                  ---      -------------------------------
                  4.3      Deliveries of the Buyer at Closing................17
                  ---      ----------------------------------

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE SELLER.......................18
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                  5.1      Organization......................................18
                  ---      ------------
                  5.2      Authorization.....................................18
                  ---      -------------
                  5.3      Execution and Binding Effect......................18
                  ---      ----------------------------
                  5.4      Absence of Conflicts..............................19
                  ---      --------------------
                  5.5      Litigation........................................19
                  ---      ----------
                  5.6      Brokers...........................................19
                  ---      -------
                  5.7      Trust Agreements and Ancillary Agreements.........19
                  ---      -----------------------------------------
                  5.8      Transferred Contracts.............................21
                  ---      ---------------------
                  5.9      Property and Equipment............................21
                  ---      ----------------------
                  5.10     Compliance with Laws..............................22
                  ----     --------------------
                  5.11     Fee Schedules.....................................22
                  ----     -------------
                  5.12     Employees and Employee Benefit Plans; Notices.....22
                  ----     ---------------------------------------------
                  5.13     Taxes.............................................23
                  ----     -----
                  5.14     Financial Information.............................24
                  ----     ---------------------
                  5.15     Books and Records.................................24
                  ----     -----------------
                  5.16     Consents..........................................24
                  ----     --------
                  5.17     Schedules.........................................25
                  ----     ---------

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF THE BUYER........................25
-----------------------------------------------------

                  6.1      Organization......................................25
                  ---      ------------
                  6.2      Authorization.....................................25
                  ---      -------------
                  6.3      Execution and Binding Effect......................25
                  ---      ----------------------------
                  6.4      Compliance with Other Instruments.................26
                  ---      ---------------------------------
                  6.5      Compliance with Laws..............................26
                  ---      --------------------
                  6.6      Litigation; Claims................................26
                  ---      ------------------
                  6.7      Brokers...........................................26
                  ---      -------
                  6.8      Consents..........................................26
                  ---      --------
                  6.9      Schedules.........................................27
                  ---      ---------
                  6.10     Material Adverse Effect...........................27
                  ----     -----------------------

ARTICLE 7 COVENANTS OF THE SELLER............................................27
---------------------------------

                  7.1      Additional Information............................27
                  ---      ----------------------
                  7.2      Cooperation.......................................27
                  ---      -----------
                  7.3      Consents..........................................27
                  ---      --------
                  7.4      Conduct of the Business...........................28
                  ---      -----------------------
                  7.5      Collection of Accounts Receivable.................29
                  ---      ---------------------------------
                  7.6      Supplement to Schedules...........................30
                  ---      -----------------------

ARTICLE 8 COVENANTS OF THE BUYER.............................................30
--------------------------------

                  8.1      Cooperation.......................................30
                  ---      -----------
                  8.2      Consents..........................................31
                  ---      --------
                  8.3      Supplement to Schedules...........................31
                  ---      -----------------------

ARTICLE 9 CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS....................31
---------------------------------------------------------

                  9.1      Representations and Warranties True at Closing
                           Date..............................................31
                  ---      ----------------------------------------------
                  9.2      Seller's Performance..............................31
                  ---      --------------------
                  9.3      Required Consents.................................31
                  ---      -----------------
                  9.4      No Governmental Orders............................32
                  ---      ----------------------

ARTICLE 10 CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS..................32
-----------------------------------------------------------

                  10.1     Representations and Warranties True at Closing
                           Date..............................................32
                  ----     ----------------------------------------------
                  10.2     Buyer's Performance...............................32
                  ----     -------------------
                  10.3     Required Consents.................................32
                  ----     -----------------
                  10.4     No Governmental Orders............................33
                  ----     ----------------------

ARTICLE 11 FURTHER COVENANTS.................................................33
----------------------------

                  11.1     Employees and Employee Benefits...................33
                  ----     -------------------------------
                  11.2     Proration of Fees and Expenses....................36
                  ----     ------------------------------
                  11.3     Noncompete and Nonsolicitation....................37
                  ----     ------------------------------
                  11.4     Lease of Premises.................................38
                  ----     -----------------

ARTICLE 12 POST-CLOSING COVENANTS............................................39
---------------------------------

                  12.1     Further Assurances................................39
                  ----     ------------------
                  12.2     Conversion Plan...................................39
                  ----     ---------------
                  12.3     Access to Files...................................40
                  ----     ---------------

ARTICLE 13 INDEMNIFICATION...................................................40
--------------------------

                  13.1     Indemnification...................................40
                  ----     ---------------
                  13.2     Limitations on Claims.............................41
                  ----     ---------------------
                  13.3     Remedies Exclusive................................43
                  ----     ------------------
                  13.4     Exclusion Relating to Transfer of Agreements......44
                  ----     --------------------------------------------
                  13.5     Mitigation of Damages.............................44
                  ----     ---------------------
                  13.6     Enforcement.......................................45
                  ----     -----------
                  13.7     Tax Treatment of Indemnification Payments.........45
                  ----     -----------------------------------------
                  13.8     Arbitration.......................................45
                  ----     -----------

ARTICLE 14 TERMINATION.......................................................45
----------------------

                  14.1     Termination Events................................45
                  ----     ------------------
                  14.2     Effect of Termination.............................46
                  ----     ---------------------

ARTICLE 15 SURVIVAL OF PROVISIONS............................................46
---------------------------------


ARTICLE 16 GENERAL...........................................................47
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                  16.1     Communications Plan; Press Releases...............47
                  ----     -----------------------------------
                  16.2     Entire Agreement..................................47
                  ----     ----------------
                  16.3     Amendment.........................................47
                  ----     ---------
                  16.4     Binding Effect....................................47
                  ----     --------------
                  16.5     Notices...........................................48
                  ----     -------
                  16.6     Provisions Separable..............................49
                  ----     --------------------
                  16.7     Captions..........................................49
                  ----     --------
                  16.8     Expenses..........................................49
                  ----     --------
                  16.9     Time Deadlines....................................49
                  ----     --------------
                  16.10    Construction......................................50
                  -----    ------------
                  16.11    Number and Gender.................................50
                  -----    -----------------
                  16.12    Scope of Agreement................................50
                  -----    ------------------
                  16.13    Governing Law.....................................50
                  -----    -------------
                  16.14    Waiver............................................50
                  -----    ------
                  16.15    No Third Party Beneficiary Rights.................50
                  -----    ---------------------------------
                  16.16    Counterparts......................................51
                  -----    ------------

Exhibits and Schedules

Exhibit A                  Instrument of Assumption

Schedule 1.1...............Accounts Receivable
Schedule 1.2...............Furniture and Equipment
Schedule 1.3...............List of Prospects
Schedule 1.4...............New Accounts
Schedule 1.5...............Transferred Contracts
Schedule 5.5...............Litigation
Schedule 5.7(a)............Trust Agreement and Ancillary Agreement Customers
Schedule 5.7(b)............Excluded Trust Agreement and Excluded Ancillary
                           Agreement Customers
Schedule 5.7(c)............Aggregated Balances and Holdings of Customers
Schedule 5.7(g)............Notices from Customers regarding Discontinuation,
                           Termination or Modification of Trust Agreements or Ancillary Agreements
Schedule 5.12(c)...........Employees Having Received Written Warnings from
                           Seller
Schedule 5.12(d)...........Employee Benefit Plans
Schedule 5.13..............Untimely Tax Filings
Schedule 5.14..............Financial Information
Schedule 5.15..............Inaccurate or Unreconciled Trust Accounting System
                           Records
Schedule 5.16..............Seller's Required Consents
Schedule 6.8...............Buyer's Required Consents
Schedule 11.1(a)...........Employee Information
Schedule 11.1(e)...........Stock Based Awards Held by Employees
Schedule 11.2(a)...........Fees and Expenses Billed by Seller Prior to Closing
Schedule 11.2(b)...........Fees and Expenses to be Billed by Buyer Following
                           Closing
Schedule 11.2(c)...........Prepaid Fees and Expenses with Respect to Trust
                           Agreements
Schedule 11.3..............List of Nonsolicitation Banking Customers

          TRUST AND ASSET MANAGEMENT BUSINESS ASSET PURCHASE AGREEMENT

     This TRUST AND ASSET MANAGEMENT BUSINESS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of this 21st day of October, 2005 by and among First Indiana Bank, N.A., a national banking association with its principal office located in Indianapolis, Indiana ("First Indiana Bank"), First Indiana Corporation, an Indiana corporation (the "Parent," and together with First Indiana Bank, the "Seller"), and Marshall & Ilsley Trust Company N.A., a national banking association with its principal office located in Milwaukee, Wisconsin (the "Buyer").

                                   Background

     The Buyer wishes to purchase from the Seller and the Seller wishes to sell to the Buyer the trust and asset management business of the Seller, as such business is described herein.

                                      Terms

     NOW THEREFORE, in consideration of and subject to each of the covenants, representations, warranties, terms and conditions hereinafter set forth, intending to be legally bound, the Seller and the Buyer hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     The following terms, as used herein, have the following meanings:

     "Account" shall mean any arrangement, however characterized, with respect to which the Seller acts as trustee, custodian, paying agent, investment manager, record-keeper or in a similar capacity under a Trust Agreement.

     "Account Documentation" shall mean the agreements, books, records and other data relating to the Business, including all files, reports, income tax information and other tax deposit records maintained in connection with the Business, mailing lists, accounting records, documentation or records relating to the Business or as a result of the provision of services under the Trust Agreements (except that no records relating to Trust Agreements governing Accounts which were terminated on or prior to the Closing Date and have no cash balances or obligations outstanding shall be transferred hereunder, and such obligations shall remain the obligations of the Seller).

     "Accounts Receivable" shall mean all receivables outstanding on the Closing Date and due to the Seller arising under any Trust Agreement or Ancillary Agreement, as set forth on Schedule 1.1 hereof.

     "Acquired Competing Business" shall have the meaning set forth in Section 11.3(b) hereof.

     "Administrative Fee" shall mean any account-level fee, including, but not limited to, trustee, custodial, paying agent, record-keeping, or asset management fees, or any other fee charged to any Customer relating to a Trust Agreement or Ancillary Agreement during the period identified on Schedule 5.7(a).

     "Affiliate" shall mean, with respect to any Person, another Person which, directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or common control with such Person.

     "Agreement" shall have the meaning set forth in the introductory paragraph hereof.

     "Ancillary Agreements" shall mean, collectively, the agreements (other than Trust Agreements and Excluded Trust Agreements, certificates or instruments entered into by or on behalf of the Seller as a trustee, custodian, paying agent, investment manager, record-keeper or in a similar capacity with any Person, or under which the Seller, in a trustee, custodial, paying agent, investment manager or record-keeping capacity, has rights or obligations in connection with a Trust Agreement that are in effect on the date hereof or are entered into after the date hereof but on or before the Closing Date.

     "Applicable Law" shall mean any law, rule, regulation, policy statement or regulatory bulletin enacted, promulgated or issued by any government entity, whether federal, state or local, that are applicable to or binding upon the Business, the transaction contemplated by this Agreement or the parties hereto.

     "Assets Under Management" shall have the meaning set forth in Section 3.1 hereof.

     "Assumed  Liabilities"  shall have the  meaning  set forth in  Section  2.2 hereof.

     "Business Day" shall mean any day which is not a Saturday, Sunday or a day on which banks in either Indiana or Wisconsin are authorized or obligated by law or executive order to be closed.

     "Business" shall mean the trust and asset management business conducted by the Seller, including, individually and collectively, all assignable right, title and interest of the Seller in and to the following relating to the trust and asset management business conducted by the Seller, but excluding all of the Retained Assets:

     (a) all of the Trust Agreements (excluding the Excluded Trust Agreements) and Ancillary Agreements;

     (b) funds, cash, securities and other assets held by the Seller as a trustee, custodian, and/or investment manager pursuant to the Trust Agreements and the Ancillary Agreements;

(c)  the Accounts Receivable;

(d)  the Transferred Contracts;

(e)  the Account Documentation;

(f) those items of equipment, furniture, computer hardware and other tangible personal property that are owned by the Seller and used primarily in connection with the operation of the Business that Buyer agrees to purchase, as set forth by separate location in Schedule 1.2 hereto;

(g) a list of prospects, pending proposals and the like, segregated into those prospects, pending proposals and the like that relate to the Seller's trust and asset management business ("Trust Prospects"), as set forth in Schedule
     1.3 hereto;

(h) all income tax information reporting and other tax records maintained in connection with the Business; and

(i) all assets owned by Seller and used primarily in the conduct of the Seller's trust and asset management business and required by the Buyer to conduct such business following the Closing and that the Buyer elects to acquire hereunder, if any, other than governmental licenses and the like.

     "Buyer Employee Offer Schedule" shall have the meaning set forth in Section 11.1(b) hereof.

     "Buyer Indemnified Parties" shall have the meaning set forth in Section 13.1(a) hereof.

     "Buyer's Knowledge" shall mean the actual knowledge of any senior officer employed in the trust and asset management business of the Buyer.

     "Buyer's Required Consents" shall have the meaning set forth in Section
6.8 hereof.

     "Change of Control" shall mean, with respect to any Person, the occurrence of any of the following:

     (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the properties or assets of such Person to any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended);

(b) the adoption of a plan relating to the liquidation or dissolution of such Person; or

(c) the consummation of any transaction (including, without limitation, any merger or consolidation) as a result any other Person becomes the beneficial owner, directly or indirectly, of more than 40% of the voting stock of such Person.

     "Claims" shall have the meaning set forth in Section 5.5 hereof.

     "Closing" shall have the meaning set forth in Section 4.1 hereof.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Commercially Reasonable Efforts" shall mean diligent efforts by a party to fulfill a responsibility that are objectively reasonable taking into account all of the relevant circumstances; provided that the exercise of commercially reasonable efforts by a party shall not require such party to pay any bonus or premium or make any financial concession to any Person, except as otherwise specified herein.

     "Competing Business" shall have the meaning set forth in Section 11.3(a) hereof.

     "Conversion Plan" shall have the meaning set forth in Section 12.2 hereof.

     "Customers" shall mean, individually and collectively, those Persons counter to the Seller in the Trust Agreements.

     "Damages" shall mean all actions, costs, damages, disbursements, obligations, penalties, liabilities, Taxes, losses, diminution in value, charges, expenses, assessments, judgments, settlements or deficiencies of any nature whatsoever, whether foreseeable or unforeseeable (including, without limitation, any reasonable legal expenses, and any interest, penalties,
investigation,   accounting  and  other  costs  and  expenses  incurred  in  the investigation, collection, prosecution and defense of any action, suit, proceeding or claim and amounts paid in settlement) that may be imposed or otherwise incurred or suffered by an indemnified party.

     "Designated Employees" shall have the meaning set forth in Section 11.1(b) hereof.

     "Employees" shall mean all current employees of the Business.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Excluded Ancillary Agreements" shall mean, collectively, the agreements (other than Trust Agreements, Ancillary Agreements and Excluded Trust Agreements), instruments, certificates or other documents entered into by or on behalf of the Seller as a trustee, custodian, paying agent, investment manager, record-keeper or in a similar capacity with any Person, or under which the Seller, in a trustee, custodial, paying agent, investment manager or record-keeping capacity, has rights or obligations in connection with a Trust Agreement that are in effect on the date hereof or are entered into after the date hereof but on or before the Closing Date.

     "Excluded Documents" shall mean documents determined by the Seller to be subject to the attorney-client privilege, which determination shall be conclusive, and other documents related to the Business that Buyer and Seller expressly agree in writing do not need to be transferred as a result of the sale of the Business hereunder.

     "Excluded Employees" shall mean those employees working in the Business as listed on Schedule 11.2(b).

     "Excluded Trust Agreements" shall mean:

     (a) those Trust Agreements in respect of which the Customer (i) objects in writing to the designation of the Buyer as successor trustee, custodian, paying agent, investment manager and/or record-keeper, (ii) names a successor trustee, custodian, paying agent, investment manager and/or record-keeper other than the Buyer, and (iii) provides the Seller with information as the Seller may reasonably request in connection with a Customer's appointment of a successor trustee, custodian, paying agent, investment manager and/or record-keeper (other than the Buyer) where such information is provided before the Trust Agreements and Ancillary Agreements were to be transferred and assigned; and

     (b) those Trust Agreements which Buyer determines cannot be sold, assigned, transferred or conveyed to, and assumed by Buyer under Applicable Law or the terms of the underlying Trust Agreement or related account documentation, unless the Customer consents to the transfer of its agreement to Buyer or agrees to enter into a new agreement with the Buyer appointing the Buyer as a successor trustee, custodian, paying agent, investment manager and/or record-keeper, as the case may be.

     "Fees" shall mean all revenues currently charged by the Seller and paid by Customers or any other Person for services provided under the Trust Agreements or in respect of the Business, including, without limitation, (i) Administrative Fees (ii) any "12b-1", subtransfer agent, shareholder servicing or other fees paid by any mutual fund company or other unrelated third party.

     "Gross Revenues" shall have the meaning set forth in Section 3.3(a) hereof.

     "Indemnified Party" shall have the meaning set forth in Section 13.2(d) hereof.

     "Indemnifying Party" shall have the meaning set forth in Section 13.2(d) hereof.

     "Leased Premises" shall have the meaning set forth in Section 11.4 hereof.

     "Material Adverse Effect" shall mean a material adverse effect on the operations or revenues of the Business as conducted by the Seller prior to the Closing, taken as a whole.

     "Maximum  Indemnification  Amount"  shall  have the  meaning  set  forth in
Section 13.2(a) hereof.

     "New Account" shall mean any Account relating to a Trust Agreement established with the Seller between the date of this Agreement and the Closing Date, as set forth, together with the related Administrative Fees, on Schedule
1.4 hereto, and delivered by the Seller to the Buyer at the Closing.

     "Person" shall mean an individual, corporation, partnership, unincorporated organization, voluntary association, joint stock company, business trust, limited liability company or government or any agency or political subdivision thereof or any other entity.

     "Purchase Price" shall have the meaning set forth in Section 3.1 hereof.

     "Retained Assets" shall mean all of the assets of the Seller that are not specifically enumerated in the definition of "Business" and are not transferred to the Buyer as a part of the Business, including, without limitation:

     (a) the Excluded Trust Agreements; and

     (b) assets owned by the Seller that are not specifically related to the operations of the Business.

     "Retained Liabilities" shall have the meaning set forth in Section 2.3 hereof.

     "Revenue Incentive Amount" shall have the meaning set forth in Section 3.3(d) hereof.

     "Revenue Incentive Determination Dates" shall have the meaning set forth in
Section 3.3(a) hereof.

     "Seller Indemnified Parties" shall have the meaning set forth in Section 13.1(b) hereof.

     "Seller's Knowledge" shall mean the knowledge deemed to be possessed by Seller regarding a matter if (a) any executive or senior management level employee of the Seller has knowledge of the matter, or (b) such matter has come, or should reasonably be expected to have come, to the attention of any executive or senior management level employee of the Seller if such person had conducted a reasonable due diligence review of the Business's operations and assets and the Business, including a review of the books, records and operations of the Seller relating to the Business and reasonable inquiries to appropriate personnel regarding the same.

     "Seller's  Required  Consents"  shall have the meaning set forth in Section
5.16 hereof.

     "Sustained  Growth  Incentive  Amount"  shall have the meaning set forth in
Section 3.3(e) hereof.

     "Tax" or "Taxes" shall mean any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, custom duty, transfer, documentary or other tax, governmental fee or other like assessment or charge of any kind whatsoever, including any obligation to contribute to the payment of a Tax determined upon a consolidated, combined or unitary basis with respect to the Seller, any information reporting or back-up withholding obligation, liability or penalty, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax.

     "Three-Year Period" shall have the meaning set forth in Section 11.3(a) hereof.

     "Threshold" shall have the meaning set forth in Section 13.2(a) hereof.

     "Transferred  Contracts"  shall mean those contracts  specified on Schedule
1.5 hereto.

     "Transferred Employees" shall have the meaning set forth in Section 11.1(d) hereof.

     "Trust Agreement" shall mean each agreement, including any investment management agency agreement, that, as of the Closing Date, designates the Seller as trustee, custodian, paying agent, or in other similar capacities on behalf of Customers, as specified on Schedule 5.7(a), Schedule 5.7(b) and Schedule 5.7(c) hereto.

     "Trust Prospects" shall have the meaning set forth in Section (i) of the definition of "Business" in this Article 1.

                                   ARTICLE 2
                        PURCHASE AND SALE OF THE BUSINESS

     2.1 Purchase and Sale. Subject to the terms, provisions and conditions set forth herein, the Seller hereby agrees to sell, assign, transfer and convey to the Buyer, and the Buyer agrees to purchase, acquire and accept from the Seller, at the Closing, in the manner set forth in Section 2.4 hereof, all right, title and interest of the Seller in the Business in consideration for the Purchase Price and the assumption by the Buyer of the Assumed Liabilities. In connection with such sale, assignment, transfer and conveyance, the Seller undertakes to sell, assign, transfer and convey to the Buyer all assets owned by the Seller with respect to each Trust Agreement and Ancillary Agreement and all of the assets that the Seller is required to hold or otherwise control pursuant to each such Trust Agreement and Ancillary Agreement.

     2.2 Assumed Liabilities. After the Closing Date, the Buyer shall assume only those liabilities and obligations which relate to the Business as set forth below (the "Assumed Liabilities"). The Assumed Liabilities shall not include any Retained Liabilities but shall consist only of the following liabilities and obligations arising after the Closing Date:

     (a) all liabilities and obligations of the Buyer as successor to the Business with respect to all of the assets transferred to the Buyer hereunder, including without limitation all liabilities and obligations under the Trust Agreements and the Ancillary Agreements that are due to be performed in the period after the Closing Date, arising in the ordinary course of business; provided however, that Buyer shall not assume or be responsible for any such liabilities or obligations which arise from breaches thereof or defaults thereunder by Seller;

     (b)  the   liabilities  and  obligations  of  the  Buyer  relating  to  the
Transferred Employees to the extent specified in Section 11.1 hereof; and

     (c) certain liabilities and obligations in connection with the Leased Premises as set forth in Section 11.4 hereof.

     2.3 Retained Liabilities. Notwithstanding anything to the contrary set forth in this Agreement, the Buyer shall assume only the Assumed Liabilities. The Seller shall retain all liabilities not so assumed by the Buyer, which liabilities shall be hereinafter referred to as the "Retained Liabilities" and which shall include, without limitation, the following:

     (a) all liabilities and obligations of the Seller relating to (i) the period prior to and including the Closing Date or (ii) incurred in connection with the Retained Assets including, but not limited to, all escheat obligations; provided, however, that in the event any asset that is subject to escheatment is transferred to the Buyer hereunder, the Buyer shall escheat such asset upon the request of the Seller;

     (b) all liabilities and obligations of the Seller for Taxes attributable to the conduct of the Business for all periods prior to and including the Closing Date;

     (c) all liabilities and obligations of the Seller arising in connection with its operations unrelated to the Business; and

     (d) (i) with respect to Transferred Employees, all liabilities and obligations of the Seller relating to such Transferred Employees in the period on or before the Closing Date and those liabilities and obligations in the period following the Closing Date specified in Section 11.1 hereof, and (ii) with respect to all other Employees, all liabilities and obligations of the Seller relating to such other Employees.

     2.4 Method of Transfer. The parties intend that the Seller shall, to the extent not prohibited by Applicable Law, transfer and assign to the Buyer the Trust Agreements and Ancillary Agreements on the Closing Date in accordance with the following procedures:

     (a) Where the Buyer determines that a particular Trust Agreement, Ancillary Agreement and Applicable Law does not require the affirmative written consent of the Customer to the transfer or assignment of the Trust Agreement and any related Ancillary Agreements, or the Buyer determines that such written consent is not appropriate, the Seller shall (i) assign to the Buyer all rights, duties and responsibilities of the Seller relating to the Trust Agreement and related Ancillary Agreements and the Buyer will be deemed the successor trustee, custodian, paying agent, investment manager and/or record-keeper, as applicable, under such Trust Agreement, effective as of the Closing Date, and (ii) promptly deliver to the Customer a notice of the foregoing, which will, among other things, notify the Customer that the Trust Agreement and Ancillary Agreements will be assigned and transferred by the Seller to the Buyer on or after a date following the mailing of such notice.

     (b) Where the Buyer determines that a particular Trust Agreement, Ancillary Agreement or Applicable Law requires the affirmative written consent of the Customer to the transfer or assignment of such Trust Agreement and any related Ancillary Agreements, or the Buyer determines that such written consent is appropriate, (i) the Buyer and the Seller shall request the Customer's written consent to the transfer or assignment of the related Trust Agreement and any related Ancillary Agreements, (ii) the Buyer and the Seller shall promptly notify the Customer that the Trust Agreement and any related Ancillary
Agreements will, if the Customer consents in writing, be assigned and transferred by the Seller to the Buyer on or after a date following the mailing of such notice, and (iii) the Seller shall resign as the trustee, custodian, paying agent, investment manager and/or record-keeper, as applicable, under such Trust Agreements and Ancillary Agreements if the Customer has not consented to the transfer and assignment of such Trust Agreement and any related Ancillary Agreements. If the Customer objects in writing to the appointment of the Buyer as successor trustee, custodian, paying agent, investment manager and/or record-keeper on or before the Closing Date, and is entitled to, and does, in fact, name a successor trustee, custodian, paying agent, investment manager and/or record-keeper other than Buyer, then such Trust Agreements shall be deemed to be Excluded Trust Agreements and Excluded Ancillary Agreements and shall not be transferred and assigned by the Seller to the Buyer hereunder.

                                    ARTICLE 3
                                     PAYMENT

     3.1 Purchase Price. In consideration for the transfer of the Business to the Buyer, Buyer agrees to assume the Assumed Liabilities and to pay to the Seller an amount equal to the product of the assets under management in connection with the Business (the "Assets Under Management") as of the Closing Date times .0155 (the "Purchase Price"). By way of example, the Buyer and the Seller agree that if September 30, 2005 had been the Closing Date, the Assets Under Management would have been equal to Nine Hundred Eighty Million Dollars ($980,000,000) and the Purchase Price would therefore have been Fifteen Million, One Hundred Ninety Thousand Dollars ($15,190,000). The Purchase Price shall be paid in the manner set forth in Section 3.2.

     3.2 Payment of Purchase Price. On the Closing Date, the Seller shall deliver to the Buyer a certificate executed by Seller certifying as to the Assets Under Management as of the Closing Date. The Purchase Price shall be paid by wire transfer of immediately available federal funds to an account which the Seller shall designate in writing at least two (2) Business Days prior to the Closing.

     3.3 Revenue Incentive Amounts and Sustained Growth Incentive Amount. (a) In addition to the Purchase Price, the Buyer shall pay to the Seller the Revenue

Incentive Amounts and the Sustained Growth Incentive Amount (each as defined below), if any, as set forth in Section 3.3(b)-(e), which shall be based on the annual gross revenues, determined in a manner consistent with Buyer's accounting practices, earned or received by the Buyer with respect to the Trust Agreements acquired hereunder or generated by the Business after the Closing Date (including all gross revenues of the Buyer and its Affiliates associated with the Business from all services and products of the Buyer and its Affiliates) (the "Gross Revenues") in each of the Buyer's fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008 (each such date a "Revenue Incentive Determination Date"). The Revenue Incentive Amounts and the Sustained Growth Incentive Amount, if any, shall be paid in the manner set forth in
Section 3.3(f).

     (b) If the quotient of the Gross Revenues for the Buyer's fiscal year ended December 31, 2006 divided by the Gross Revenues for the Buyer's fiscal year ended December 31, 2005, as determined in accordance with the Buyer's accounting practices (the "Base Gross Revenue Amount"), is greater than 1.15 but less than or equal to 1.2, then the Buyer shall pay to the Seller an amount (the "Year 1 Revenue Incentive Amount") equal to Two Hundred Thousand Dollars ($200,000); provided, however, that if such quotient is greater than 1.2, then the Year 1 Revenue Incentive Amount shall equal Three Hundred Thousand Dollars ($300,000).

     (c) If the quotient of (i) the Gross Revenues for the Buyer's fiscal year ended December 31, 2007 divided by (ii) the product of the Base Gross Revenue Amount times 1.15 is greater than 1.15 but less than or equal to 1.2, then the Buyer shall pay to the Seller an amount (the "Year 2 Revenue Incentive Amount") equal to Two Hundred Thousand Dollars ($200,000); provided, however, that if such quotient is greater than 1.2, then the Year 2 Revenue Incentive Amount shall equal Three Hundred Thousand Dollars ($300,000).

     (d) If the quotient of (i) the Gross Revenues for the Buyer's fiscal year ended December 31, 2008 divided by (ii) the product of the Base Gross Revenue Amount times 1.3 is greater than 1.15 but less than or equal to 1.2, then the Buyer shall pay to the Seller an amount (the "Year 3 Revenue Incentive Amount") equal to Two Hundred Thousand Dollars ($200,000) and, collectively with the Year 1 Revenue Incentive Amount and the Year 2 Revenue Incentive Amount, the "Revenue Incentive Amounts"); provided, however, that if such quotient is greater than 1.2, then the Year 3 Revenue Incentive Amount shall equal Three Hundred Thousand Dollars ($300,000).

     (e) If, at the end of the Buyer's three fiscal years ended December 31, 2008, the Seller has been entitled to each of the Year 1 Revenue Incentive
Amount, the Year 2 Revenue Incentive Amount and the Year 3 Revenue Incentive Amounts, then the Buyer shall pay to the seller an additional amount equal to Six Hundred Thousand Dollars $600,000 (the "Sustained Growth Incentive Amount"); provided, however, that if at such time the Seller has not been entitled to any one of the Revenue Incentive Amounts, but the aggregate Gross Revenues for the Buyer's three fiscal years ended December 31, 2008 are equal to or greater than the product of the Base Gross Revenues times 1.5209, then the Buyer shall pay to the seller the Sustained Growth Incentive Amount.

     (f) Within ninety (90) days following each Revenue Incentive Determination Date, the Buyer will deliver to the Seller a certificate, signed by an officer of the Buyer, certifying as to the Gross Revenues and the determination of the Revenue Incentive Amount for the respective fiscal year and, following the December 31, 2008 Revenue Incentive Determination Date, the Sustained Growth Incentive Amount. The Buyer will grant the Seller reasonable access to all books, records and other data related to the Business during regular business hours upon reasonable prior notice for the purpose of verifying the determination of the Revenue Incentive Amount and, as applicable, the Sustained Growth Incentive Amount. Subject to the resolution of any disputed amount, the Revenue Incentive Amount and, as applicable, the Sustained Growth Incentive Amount, will be paid by the Buyer to the Seller not later than the one hundred twentieth (120th) day following the applicable Revenue Incentive Determination Date. The Seller shall, within thirty (30) days after delivery of the certificate, notify the Buyer in writing of any disagreement with the calculation of the Gross Revenues (which notice shall specify in detail the nature of such disagreement), and upon agreement by the Buyer regarding the Seller's requested adjustment, an appropriate adjustment to the Revenue Incentive Amount and/or, as applicable, the Sustained Growth Incentive Amount, shall be made thereto. If the Buyer does not agree to any such adjustment within five (5) days after receipt of Seller's notice, then the portion of the Revenue Incentive Amount and/or, as applicable, the Sustained Growth Incentive Amount

     (if any) that is not subject to any dispute shall be paid as scheduled, and the disputed elements shall be submitted to binding resolution by any nationally recognized independent accounting firm agreed to by the Buyer and the Seller (an "Independent Accountant"),which shall be expressly charged with determining any disputed Revenue Incentive Amount or Sustained Growth Incentive Amount in accordance with the terms of this Agreement. If issues in dispute are submitted to the Independent Accountant for resolution, (i) each party will furnish to the Independent Accountant such records and other documents and information relating to the disputed issues as the Independent Accountant may request and are available to that party, and will be afforded the opportunity to present to the Independent Accountant any material relating to the determination and to discuss the determination with the Independent Accountant; (ii) the determination by the Independent Accountant, in accordance herewith and as set forth in a notice delivered to both parties by the Independent Accountant, will be binding and conclusive on the parties; and (iii) the costs and expenses of such Independent Accountant shall be borne by the non-prevailing party with respect to such dispute. Any remaining Revenue Incentive Amount and/or, as applicable, Sustained Growth Incentive Amount, will be paid by the Buyer to the Seller promptly after the Independent Accountant's determination. If the Independent Accountant determines that the Revenue Incentive Amount and/or, as applicable, the Sustained Growth Incentive Amount paid by the Buyer exceeds the actual Revenue Incentive Amount and/or, as applicable, the Sustained Growth Incentive Amount determined by the Independent Accountant, the Seller shall promptly pay Buyer the amount of any such excess.

                                    ARTICLE 4
                                   THE CLOSING

     4.1 Closing Time and Place. The consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held beginning at 10:00 AM on January 1, 2006 at the offices of Godfrey & Kahn, S.C., located at 780 North Water Street, Milwaukee, Wisconsin or at such other place and time as the parties may agree. The Closing may be accomplished by the use of facsimile transmission of documents and instruments, including signature pages, to be delivered at the Closing, provided that the originals of such documents and instruments, including original signature pages, shall be delivered promptly after the Closing.

     4.2 Deliveries of Seller at Closing. At the Closing, the Seller will deliver or cause to be delivered to the Buyer the following:

     (a) the amounts payable by the Seller to the Buyer pursuant to Sections 11.2(a), 11.2(c) and 11.2(d) hereof;

     (b) a receipt acknowledging receipt by the Seller of the Purchase Price and the amount payable by the Buyer to the Seller pursuant to Section 11.2(b) hereof;

     (c) a certificate executed by the Seller representing and warranting to the Buyer that (i) each of the Seller's representations and warranties contained in
Article 5 hereof was true and correct in all material respects as of the date of this Agreement and is true and correct in all material respects as of the Closing Date, with the same force and effect as though newly made as of the Closing Date except where made as of a specific date or otherwise contemplated by this Agreement and for purposes of such certificate; and (ii) that each of the obligations of the Seller to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed in all material respects;

     (d) an officer's incumbency certificate of Seller;

     (e) a certified copy of the resolutions adopted by the Board of Directors of Seller approving this Agreement and the transactions contemplated hereby;

     (f) any Schedules or updates to any Schedule which are required by the terms of this Agreement to be delivered by the Seller at the Closing;

     (g) all of Seller's Required Consents;

     (h) a bill of sale and assignments, certificates of title and such other instruments of conveyance as the Buyer shall require, in form and substance satisfactory to the Buyer, each duly executed by the Seller, conveying to the Buyer all right, title and interest in the assets acquired by the Buyer pursuant to this Agreement; and

     (i) all other documents, instruments of assignment and other writings required to be delivered by the Seller at or prior to the Closing pursuant to this Agreement.

     4.3 Deliveries of the Buyer at Closing. At the Closing, the Buyer will deliver or cause to be delivered to the Seller the following:

     (a) the Purchase  Price  payable by the Buyer to the Seller as set forth in
Section 3.1(a) hereof;

     (b) the amount payable by the Buyer to the Seller pursuant to Section 11.2(b) hereof;

     (c) a receipt acknowledging receipt by the Buyer of the amounts payable by the Seller to the Buyer pursuant to Sections 11.2(a), 11.2(c) and 11.2(d) hereof;

     (d) a certificate executed by the Buyer representing and warranting to the Seller that (i) each of the Buyer's representations and warranties contained in
Article 6 hereof was true and correct in all respects as of the date of this Agreement and is true and correct in all material respects as of the Closing Date, with the same force and effect as though newly made as of the Closing Date, except where made as of a specific date or otherwise contemplated by this Agreement and for purposes of such certificate; and (ii) that each of the obligations of the Buyer to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed in all material respects;

     (e) an officer's incumbency certificate of Buyer;

     (f) an instrument of assumption ("Instrument of Assumption") substantially in the form attached hereto as Exhibit A evidencing the assumption by the Buyer of the Assumed Liabilities;

     (g) any Schedules or updates to any Schedule which are required by the terms of this Agreement to be delivered by the Buyer at the Closing; and

     (h) all other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement.

                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     5.1 Organization.

     (a) First Indiana Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the requisite authority to own and operate its properties and to carry on the Business as now conducted; and

     (b) the Parent is a corporation duly organized, validly existing and in good standing under the laws of Indiana and has the requisite authority to own and operate its properties and to carry on the Business as now conducted.

     5.2 Authorization. The Seller has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary corporate proceedings on the part of the Seller. The execution, delivery and performance of this Agreement by First Indiana Bank does not require the approval of the shareholders of the Parent.

     5.3 Execution and Binding Effect. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a valid and legally binding agreement enforceable against Seller in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of rights of creditors generally and the rights of creditors of insured depository institutions the accounts of which are insured by the Federal Deposit Insurance Corporation (and their holding companies) or by general principles of equity limiting the availability of equitable remedies.

     5.4 Absence of Conflicts. Neither the execution and delivery of this Agreement nor consummation of the transactions herein contemplated nor performance of or compliance with the terms and conditions hereof: (a) will violate or conflict with the charter or bylaws of First Indiana Bank or the Parent, or (b) subject to Section 5.16 hereof, will violate, conflict with, give rise to a right to terminate or create a default under any material agreement to which the Seller is a party, or any judgement, order, writ, injunction, decree, directive or award to which the Seller is subject.

     5.5 Litigation. As of the date hereof, except as disclosed on Schedule 5.5 hereto, there are no actions, suits or proceedings, claims, charges, audits or investigations (collectively, "Claims") of any kind pending against, or to the Seller's Knowledge, threatened against the Seller or before any court, governmental or regulatory agency, body, commission or any arbitrator which (a) questions or calls into question the validity of this Agreement or any action taken or to be taken pursuant hereto or (b) which involves or arises out of any aspect of the Business or the Seller's practices or procedures (including without limitation any Claims, pending, threatened or unresolved made by or on behalf of a Customer or Employee including former, temporary or putative employees associated with the Business) which would individually or in the aggregate be deemed to have a Material Adverse Effect or which in any case would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or would have a Material Adverse Effect upon the ability of the Seller to effect the transactions contemplated hereby.

     5.6 Brokers. The Seller has not dealt with any broker, finder, commission agent or other similar person, in connection with the transactions contemplated by this Agreement, and the Seller is not under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

     5.7 Trust Agreements and Ancillary Agreements.

     (a) Schedule 5.7(a) hereto sets forth, as of the date hereof, a complete and correct list of all Customers for which the Seller provides trustee, custodial, paying agent, investment manager and/or record-keeping services pursuant to the Trust Agreements or the related Ancillary Agreements, other than the Excluded Trust Agreements and Excluded Ancillary Agreements. The Administrative Fee related to each such Customer for the nine months ended September 30, 2005 will be included on such list.

     (b) Schedule 5.7(b) hereto sets forth, as of the date hereof, a complete and correct list of all Customers for which the Seller provides trustee, custodial, paying agent, investment manager and/or record-keeping services pursuant to the Excluded Trust Agreements or the related Excluded Ancillary Agreements.

     (c) Schedule 5.7(c) hereto sets forth, as of the date hereof, a complete and correct list of the aggregate related cash balances and aggregate investments and/or other asset holdings for all Customers for which the Seller provides trustee, custodial, paying agent, investment manager and/or record-keeping services pursuant to the Trust Agreements or the related Ancillary Agreements.

     Not later than seven (7) days prior to the Closing Date, Seller shall deliver to the Buyer revised Schedules 5.7(a), 5.7 (b) and 5.7(c).

     (d) Each of the Trust Agreements and Ancillary Agreements entered into by the Seller were duly executed and delivered by the Seller and each constitutes valid and legally binding obligations of the Seller, and is enforceable by the Seller in accordance with its terms, bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights and rights of insured depository institutions the accounts of which are insured by the Federal Deposit Insurance Corporation, by general principles of equity limiting the availability of equitable remedies or by public policy limitations relating to indemnities and rights of contribution.

     (e) The Seller and, to Seller's Knowledge, each Customer, is in compliance in all material respects with the terms and conditions of the applicable Trust Agreements and Ancillary Agreements and all Applicable Laws relating thereto, other than those laws, rules, and regulations of governmental authorities the penalty for the violation of which, if imposed or asserted, would not result in the Buyer incurring Damages.

     (f) To the Seller's Knowledge, the Seller has not taken any action, or omitted to take any action, which would cause the Seller to be subject to disqualification or removal for cause as the trustee, custodian, paying agent, investment manager and/or record-keeper, as applicable, or other similar capacity under any Trust Agreement or Ancillary Agreement nor has the Seller been so disqualified or removed from such capacity.

     (g) Except as set forth on Schedule 5.7(g), the Seller has not received written notice from any Customer or authorized representative of a Customer that any Trust Agreement or Ancillary Agreement will be discontinued, terminated or modified in any material respect, nor, to the Seller's Knowledge, has the Seller been asked to resign or take similar action under any Trust Agreement or Ancillary Agreement.

     5.8 Transferred Contracts. (a) Each of the Transferred Contracts was duly executed and delivered by and constitutes a valid and legally binding obligation of the Seller, and is enforceable by the Seller in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights and rights of insured depository institutions the accounts of which are insured by the Federal Deposit Insurance Corporation or by general principles of equity limiting the availability of equitable remedies.

     (b) The Seller and, to Seller's Knowledge, the other party thereto, is in compliance in all material respects with the terms and conditions of each of the Transferred Contracts and the Seller's performance of its obligations under the applicable Transferred Contract does not violate any applicable law or regulation.

     5.9 Property and Equipment. Schedule 1.2 identifies all items of equipment and tangible personal property to be transferred to the Buyer hereunder by separate location. Except as set forth on such Schedule, there are no claims, liens, pledges, mortgages, security interests, encumbrances, charges, options, defaults, equities or restrictions which singly or in the aggregate would materially impair the Buyer's use of such equipment and tangible personal property, taken as a whole.

     5.10 Compliance with Laws. (a).The Seller is in material compliance with all laws, ordinances, rules, regulations and orders applicable to the Business.

     (b) The Seller has all material permits, licenses, orders, ratings and approvals of all federal, state, local or foreign governmental or regulatory bodies necessary for the Seller to operate the Business, and all of such permits, licenses, orders, ratings and approvals are in full force and effect, and, to the Seller's Knowledge, no suspension or cancellation of any such permit, license, order, rating or approval has occurred, is pending or has been threatened.

     (c) Any notices required to be given by the Seller pursuant to the WARN Act and COBRA, and any comparable state law, in connection with the transaction contemplated by this Agreement have been given or will be given by the time required in such laws in order to comply therewith.

     5.11 Fee Schedules.

     The Account Documentation included in the Seller's files and records relating to the pricing for the top 100 Accounts, as measured by gross revenues for the 2004 calendar year, fairly present in all material respects the Fees relating to such Trust Agreements and Ancillary Agreements.

     5.12 Employees and Employee Benefit Plans; Notices. (a) Schedule 11.1(a) sets forth a complete list of the Employees as of the date hereof and the information required by Section 11.1(a) and all such information is true and correct as of the date hereof. None of the Employees is covered by any union, collective bargaining or similar agreement in connection with his or her employment with the Seller.

     (b) All Employees are employees "at will" whose employment is terminable without liability to Seller therefor (other than for benefits under the Seller's applicable severance policy and other employee benefit plans and programs and benefits required to be provided under applicable law). The Seller has not received notification of any impediment to the employment of any Employee based on the results of fingerprinting or other testing and is not otherwise aware of any such impediment. All Employees are authorized to work in accordance with the Immigration and Reform Control Act ("IRCA").

     (c) Except as disclosed on Schedule 5.12(c) hereto, no Employee of the Business has received a written warning from the Seller or has been placed on "corrective action" by the Seller or is under any internal, or to Seller's Knowledge, any external, investigation.

     (d) Schedule 5.12(d) includes a true and correct list of all material employee benefit plans as defined in Section 3(3) of ERISA, and all material deferred compensation, stock based compensation, incentive compensation plans and nonqualified plans, in each case applicable to the Employees.

     (e) Except as set forth in Schedule 11.1(a), there are no contracts, other agreements or offer letters providing for stay bonuses, sign on bonuses, commissions, compensation, special monetary or vacation awards, non-compete provisions or agreements.

     5.13 Taxes. Except as set forth on Schedule 5.13 hereto: (a) all filings for Taxes attributable to the Business for any period prior to and including the Closing Date have been or will be timely filed, and all such Taxes have been or will be timely paid and to Seller's Knowledge, there are no proposed Tax assessments related to the Business;

     (b) to the Seller's Knowledge, all tax identification numbers furnished to the Buyer at Closing have been properly solicited and where tax identification numbers have not been received in response to such solicitation, the Seller has properly initiated withholding of applicable taxes such that the Seller's records with respect to such tax identification numbers and withholding constitute a complete set of such records necessary for the Business to be in compliance with all United States information reporting and withholding tax rules;

     (c) to the Seller's Knowledge, all tax certifications (including IRS Forms W-8, W-9, 1001, 8709 and 4224, as appropriate) concerning withholding taxes for United States and foreign persons furnished to the Buyer at Closing have been properly solicited and with respect to those certifications received in response to such solicitation, have been properly renewed as required, and where such tax certifications have not been received in response to such solicitation, the Seller has properly initiated the withholding of applicable taxes such that the Seller's records with respect to such tax certifications and withholding constitute a complete set of records required under United States tax rules; and

     (d) to the Seller's Knowledge, all prescribed mailings relating to the application of United States withholding tax rules have been made to United

States and foreign persons, and Seller has acted with due diligence in the processing, solicitation and reporting of account information.

     5.14 Financial Information. The financial information set forth in Schedule
5.14 hereto fairly presents in all material respects the revenues and direct expenses for the Business during the indicated period and has been prepared by the Seller from its books and records used in connection with the preparation of financial statements prepared in accordance with generally accepted accounting principles.

     5.15 Books and Records. (a) To the Seller's Knowledge, with respect to each Account, the accounting, financial and other books and records kept by the Seller are in all material respects complete and accurate and have been maintained in the usual, regular and ordinary course of business and in accordance with sound business practices with regard to the maintenance of such books and records; and

     (b) except as shown on Schedule 5.15, the assets shown on the Seller's trust accounting system records for each Account are accurate and are fully reconciled to the Seller's other recordkeeping systems.

     5.16 Consents. Except as set forth on Schedule 5.16 hereto (collectively, "Seller's Required Consents"), the Seller is not required to obtain any regulatory consent, approval, order or authorization of, or required to make any declaration or filing with, any governmental authority or other Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     5.17 Schedules. Each Schedule required to be delivered by the Seller to the Buyer under the terms of this Agreement completely and accurately reflects the information it purports to convey and contains no misstatement of material fact or omits to state any material fact necessary to make the statements contained therein not false or misleading.

                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents and warrants to the Seller as follows:

     6.1 Organization. The Buyer is a national banking association organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and to enter into this Agreement and to carry out the terms hereof.

     6.2 Authorization. The Buyer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary corporate proceedings on the part of the Buyer. The execution, delivery and performance of this Agreement by the Buyer does not require the approval of its parent corporation's shareholders.

     6.3 Execution and Binding Effect. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a valid and legally binding agreement enforceable against the Buyer in accordance with its terms, except as the enforceability of this Agreement may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of rights of creditors generally and the rights of creditors of insured depository institutions the accounts of which are insured by the Federal Deposit Insurance Corporation or by general principles of equity limiting the availability of equitable remedies.

     6.4 Compliance with Other Instruments. Neither the execution and delivery of this Agreement nor consummation of the transactions herein contemplated nor performance of or compliance with the terms and conditions hereof will violate or conflict with the articles of incorporation or association or bylaws of the Buyer, will violate, conflict with or create a default under any material agreement to which it is a party.

     6.5 Compliance with Laws.The Buyer is in compliance with all material rules and regulations applicable to its trust and asset management business, under applicable federal or state law.

     6.6 Litigation; Claims. There is no action, suit, claim, charge, proceeding or investigation pending or, to the Buyer's Knowledge, threatened before any court, governmental or regulatory body, agency, commission, official or any arbitrator that: (a) if decided adversely to the Buyer, would materially impair the ability of the Buyer to perform its obligations under this Agreement, the Trust Agreements or the Ancillary Agreements, as contemplated hereby, or (b) calls into question Buyer's state or federal regulatory authority to consummate the transactions contemplated hereby.

     6.7 Brokers. The Buyer has dealt with no broker, finder, commission agent or other similar person in connection with the transactions contemplated by this Agreement, and the Buyer is under no obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

     6.8 Consents. Except as set forth on Schedule 6.8 hereto (collectively, "Buyer's Required Consents"), Buyer is not required to obtain any consent, approval, order or authorization of, or required to make any declaration or filing with, any governmental authority or other Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     6.9 Schedules. Each Schedule required to be delivered by the Buyer to the Seller under the terms of this Agreement completely and accurately reflects the information it purports to convey and contains no misstatement of material fact or omits to state any material fact necessary to make the statements contained therein not false or misleading.

     6.10 Material Adverse Effect. Since January 1, 2005, there has not occurred any events, individually or in the aggregate, that have had, or with a lapse of time, the giving of notice or both would result in a material adverse effect on the operations or revenues of the Buyer, taken as a whole.

                                   ARTICLE 7
                             COVENANTS OF THE SELLER

     7.1 Additional Information. From the date hereof to the Closing and subject to any confidentiality requirements deemed necessary or desirable by Seller, Seller shall give Buyer, its representatives and agents reasonable access (to the extent lawful), upon prior notice, to the premises, books, records and employees relating to the Business at all reasonable times during normal business hours, and to furnish to Buyer and its agents and representatives all financial and operating data and other information with respect to the conduct of the Business that Buyer may reasonably request; provided, however, that any such inspection shall be conducted in such manner as to not interfere unreasonably with the operations of the Seller. Except for Excluded Documents and subject to any confidentiality requirements deemed reasonably necessary or desirable by Seller, Buyer shall have the right, at its own expense, to make copies of such corporate records, reports and other documents related to the conduct of the Business, as Buyer may reasonably request.

     7.2 Cooperation. From and after the date hereof and through the Closing, Seller shall use its Commercially Reasonable Efforts to consummate the transactions contemplated hereby and shall cooperate with Buyer in any action necessary or advisable to facilitate such consummation.

     7.3  Consents.  The  Seller  will  use  Commercially   Reasonable  Efforts,
including the payment of any fees or charges required by applicable law, to obtain on or before the Closing Date the Seller's Required Consents.

     7.4 Conduct of the Business. Prior to the Closing, except with the prior consent of the Buyer, which consent shall not be unreasonably withheld, the Seller will:

     (a) conduct its Business in the ordinary course, including complying in all material respects with all applicable laws, ordinances, rules and regulations relating to the Business, maintaining the books of account and records of the Business in accordance with applicable law and past practices, and not accelerating the provision of services or deferring the incurrence of any expenses relating thereto;

     (b) except for any guaranteed bonus set forth on Schedule 11.1(a) and any salary increases which have been expressly approved by the Buyer in advance in writing (provided that the increases set forth on Schedule 11.1(a) are hereby deemed approved), (i) make no increase in any salary or wages and establish no increase in any bonus, pension, option, incentive or deferred compensation, retirement, death, profit sharing, or similar benefits of the Employees of the Business, other than any such increases (other than in salary or wages) that apply generally to all of the Seller's employees; (ii) make no promotions; (iii) not transfer any Employee to another location or business of the Seller; (iv) not terminate any Employee except for cause and (v) not authorize any voluntary non-medical, non-family leave or non-military leave that extends beyond the Closing Date; provided, however, that the extension of leave to an Employee for a vacation taken in the ordinary course beyond the Closing Date shall not constitute a violation of this Section 7.4(b).

     (c) use Commercially Reasonable Efforts to preserve the Business and relationships with the Customers and to encourage each Employee who is not a Transferred Employee to continue employment with the Seller until sixty (60) days following the Closing Date, with the wages of any such Employee who is not a Transferred Employee to be paid for such period of time by the Buyer; and encourage each Designated Employee to accept employment with the Buyer and to give notice to the Buyer of any Employee who terminates his or her employment with the Business prior to the Closing Date;

     (d) refrain from terminating any Trust Agreement or Ancillary Agreement (other than by expiration or prepayment in accordance with, or as otherwise required by, its terms, in the ordinary course of Seller's business or consistent with Seller's past practice) or amending or modifying any Trust Agreement or Ancillary Agreement in any way (other than as required by the terms thereof);

     (e) subject to Section 16.1 hereof, permit the Buyer commercially reasonable access to all of the Employees to conduct interviews and take other steps reasonably necessary in order for the Buyer to make a determination as to whether to hire such Employees;

     (f) not release or waive any material claim, whether taken individually or in the aggregate, relating to the Business except to the extent that such release or waiver may occur in connection with a termination, modification or amendment permitted pursuant to this Article 7; and

     (g) not enter into any contract or commitment to engage in any transaction relating to the Business not in the ordinary course of its business or not consistent with its past practice.

     7.5 Collection of Accounts Receivable.

     The Seller guarantees collection by the Buyer of the full face amount of the Accounts Receivable set forth in Schedule 1.1 hereof within a one hundred and eighty (180) day period (the "Accounts Receivable Collection Period") commencing on the Closing Date and agrees to pay the Buyer, upon expiration of the Accounts Receivable Collection Period, an amount equal to the Accounts Receivable that have been not been collected by the Buyer during the Accounts Receivable Collection Period. The Buyer shall provide a notice to the Seller of those Accounts Receivable that the Buyer elects to reassign to the Seller (collectively, the "Reassigned Receivables") and payment pursuant to this
Section 7.5 shall be made within ten (10) days of receipt by the Seller of such notice. The obligations of the Seller under the above provisions are subject to the following:

     (a) Unless the amount of, or obligation to pay, a specific Account Receivable is disputed by the debtor named therein or if the account debtor under any Account Receivable shall, without prior instruction from the Buyer, direct the application of any payment to a specific outstanding account, all amounts collected by the Buyer from such debtor shall be applied in chronological order starting with the oldest receivable or installment, as the case may be, owing by such debtor.

     (b) The Buyer shall deliver to the Seller a statement setting forth the Reassigned Receivables, including the name of the debtor and the uncollected balance of each Reassigned Receivable.

     (c) Upon payment in full by the Seller of any amounts due for Reassigned Receivables under this Section 7.5, the Buyer shall provide notification to the related debtors to remit all future payments, if any, directly to the Seller and, to the extent the Buyer receives payment from such debtor after the Buyer provides a notice of the Reassigned Receivables to the Seller but before the Buyer receives full payment of the amount due with respect to the Reassigned Receivables, the Buyer shall hold such payment in trust for the benefit of the Seller until the Buyer is paid in full in accordance with the provisions of this
Section 7.5.

     7.6 Supplement to Schedules. Seller shall supplement the Schedules to this Agreement for which it is responsible to reflect any material change to the information contained therein or any change to the information set forth in
Schedule 5.13; provided that no such supplement shall cure any misrepresentation therein.

                                   ARTICLE 8
                             COVENANTS OF THE BUYER

     8.1 Cooperation. From and after the date hereof and through the Closing, Buyer shall use its Commercially Reasonable Efforts to consummate the transactions contemplated hereby and shall cooperate with the Seller in any action reasonably necessary or advisable to facilitate such consummation, including, without limitation, at the reasonable request of the Seller, making itself available to customers of the Seller, and providing, as reasonably requested, copies of financial statements, reports, and other information reasonably requested by such customers of the Seller.

     8.2 Consents. The Buyer will use Commercially Reasonable Efforts, including the payment of any fees or charges required by applicable law, to obtain the Buyer's Required Consents on or before the Closing Date.

     8.3 Supplement to Schedules. Buyer shall supplement the Schedules to this Agreement for which it is responsible to reflect any material change to the information contained therein; provided that no such supplement shall cure any misrepresentation therein.

                                   ARTICLE 9
                 CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

     All obligations of the Buyer under this Agreement are subject to the fulfillment and satisfaction, prior to or at the Closing, of each of the following conditions (any of which may be waived in writing by the Buyer, in whole or in part):

     9.1 Representations and Warranties True at Closing Date. The representations and warranties of the Seller contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though newly made as of that date except where made as of a specific date or otherwise contemplated by this Agreement or consented to in writing by the Buyer.

     9.2 Seller's Performance. Each of the obligations of the Seller to be performed on or before the Closing Date pursuant to this Agreement shall have been performed in all material respects on or before the Closing Date.

     9.3 Required Consents. All of Buyer's Required Consents and the Seller's Required Consents shall have been obtained and shall be in effect on the Closing Date, all notice periods and waiting periods with respect thereto shall have expired or terminated and all conditions to be satisfied prior to consummation of the transactions contemplated hereby shall have been satisfied.

     9.4 No Governmental Orders. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated hereby.

                                   ARTICLE 10
                CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS

     All obligations of the Seller under this Agreement are subject to the fulfillment and satisfaction, prior to or at the Closing, of each of the following conditions (any of which may be waived in writing by the Seller in whole or in part):

     10.1 Representations and Warranties True at Closing Date. The representations and warranties of the Buyer contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though newly made as of that date, except where made as of a specific date or otherwise contemplated by this Agreement or consented to in writing by the Seller.

     10.2 Buyer's Performance. Each of the obligations of the Buyer to be performed on or before the Closing Date pursuant to this Agreement shall have been performed in all material respects on or before the Closing Date.

     10.3 Required Consents. Any and all Seller's Required Consents to be obtained by the Seller and all of the Buyer's Required Consents shall have been obtained and shall be in effect on the Closing Date, all notice periods and waiting periods with respect thereto shall have expired or terminated and all conditions to be satisfied prior to consummation of the transactions contemplated hereby shall have been satisfied.

     10.4 No Governmental Orders. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated hereby.

                                   ARTICLE 11
                                FURTHER COVENANTS

     11.1 Employees and Employee Benefits. (a) Schedule 11.1(a) hereto is a complete and accurate list of the Employees employed in the Business, which list contains the following information for each such Employee: name, position held, retention or stay bonus, if any, in accordance with the stay bonus program, if any, current salary, anticipated salary increase date if prior to December 31, 2005 and specified anticipated amount of such increase, official title, annual bonus and/or sales commission amounts, if any, annual guaranteed bonus and/or sales commission targets and/or amounts (if any) and Seller's current intentions for such bonuses for 2005, annual vacation entitlement and whether such vacation entitlement is grandfathered, accrued but unused vacation, Fair Labor Standards Act status, date of hire, current salary grade, schedule of work, year to date overtime, shift differential, (if any), special work arrangements (with description), whether Employee is employed based upon an employer sponsored non-resident visa program, work locations, and social security number and service date for employee benefit plan purposes.

     (b) The Buyer will prepare and deliver to the Seller within thirty (30) days after the date of this Agreement a Schedule (the "Buyer Employee Offer Schedule") setting forth the names of all Employees to whom the Buyer intends to offer employment (collectively, "Designated Employees") and as soon as practicable thereafter will offer employment to those Employees as described in
Section 11.1 (c)and obtain either acceptances or rejections of such offers of employment.

     (c) Buyer's employment of a Designated Employee is conditioned upon the Closing taking place and compliance with all customary and appropriate conditions established by the Buyer, including, but not limited, to Buyer's interview, background check, reference check, fingerprinting, and drug test, an offer of employment with the Buyer and a written response to such offer from the Designated Employee receiving the offer within two (2) weeks after the date of such offer. Any such offer of employment shall take effect as of the Closing Date.

     (d) All Designated Employees who are employed on the Closing Date, having accepted an offer of employment with the Buyer, shall be referred to herein as "Transferred Employees."

     (e) Except as set forth in Schedule 11.1(e) hereto, there are no stock based awards held by Employees outstanding under Seller's stock based plans.

     (f) Transferred Employees shall be eligible to participate as of the effective date of their employment with Buyer in the employee benefit plans and other fringe benefits of the Buyer on the same basis as such plans and benefits are offered to similarly situated employees of Buyer. The Buyer will recognize any prior service of any Transferred Employee with the Seller as if it had been service with the Buyer for purposes of (i) eligibility for participation and vesting but not benefit accruals (i.e. no salary credit service) under its cash balance retirement plan, (ii) eligibility for participation and vesting under its 401(k) plan, (iii) eligibility to participate in the Buyer's medical, dental and other welfare plans, but not for purposes of determining eligibility for post-retirement medical, dental and other similar benefits, (iv) subject to subsection 11.1(h) below, accruing annual vacation under the appropriate schedule applicable to Transferred Employees from time to time, and (v) determining the amount of severance due to any Transferred Employee on the termination of their employment under the Buyer's then existing severance program.

     (g) The Seller shall remain responsible for all employment and benefit related liabilities or obligations of whatever nature with respect to all Transferred Employees arising from or relating to their employment with the Seller prior to their employment with the Buyer with respect to claims incurred or based on events, acts, omissions, conduct or course of conduct, to the extent that such claims were incurred or such events, acts, omissions, conduct or course of conduct occurred on or before the Closing Date. Buyer shall be responsible for all employment related liabilities or obligations with respect to any Transferred Employee, with respect to claims incurred or based on events, acts, omissions, conduct or course of conduct, to the extent that such claims were incurred or such events, acts, omissions, conduct or course of conduct occurred after the Closing Date.

     (h) By way of amplification of Section 11.1(f)(iv), the Buyer shall be responsible for payments and accrued vacation benefit days not taken by or otherwise not paid to a Transferred Employee prior to the Closing, except that in no event shall the Buyer be required to compensate or provide vacation days for any unused vacation attributable to periods prior to January 1, 2005.

     (i) The Buyer agrees that any pre-existing condition clause in any of the Buyer's health insurance plans and policies shall not be applicable to any

Transferred Employee. With respect to any Transferred Employee who elects coverage under Buyer's long term disability insurance policy immediately following his or her date of hire, such Transferred Employee shall, if covered by the Seller's long term disability insurance policy on the day immediately preceding his or her hire date by Seller, be subject to the transfer provision of the Buyer's policy. By way of explanation, this means that the Buyer's insurance carrier (i) will first apply Buyer's pre-existing condition clause, and (ii) if no benefit is payable because of the application of that clause, will then apply the pre-existing condition clause under the Seller's long term disability policy to determine if a benefit would have been payable under that policy. If under clause (ii) a benefit would have been payable, the Buyer's insurance policy shall pay a benefit, but such benefit shall be no greater than that payable under the Seller's long term disability policy. The Buyer shall cause its health and other welfare benefit plans and policies that provide medical and dental benefits to credit the Transferred Employees with any deductible or maximum out-of-pocket payments made by such Transferred Employees under the Seller's health and other welfare benefit plans and policies that provide medical and dental benefits so as to reduce the amount of any deductible or maximum out-of-pocket payments payable by the Transferred Employees under the Buyer's health and other welfare benefit plans and policies that provide medical and dental benefits. Seller shall deliver to the Buyer within twenty (20) days after the Closing on disk such information as is reasonably necessary to permit the Buyer to make such credits.

     11.2 Proration of Fees and Expenses. At least fifteen (15) days prior to the Closing Date, the Seller shall deliver to the Buyer:

     (a) Schedule 11.2(a) listing those fees and expenses billed by the Seller prior to the Closing Date relating in whole or in part to services to be rendered under any Trust Agreement or any related Ancillary Agreement following the Closing and an apportionment of any such fees and expenses between the periods before and after the Closing. The portion of the fees and expenses which is allocable to the period following Closing shall be paid by the Seller to the Buyer in immediately available federal funds by wire transfer at Closing.

     (b) Schedule 11.2(b) listing an estimate of all fees and expenses which relate to services rendered by the Seller under any Trust Agreement or any related Ancillary Agreement prior to the Closing which will be billed by the Buyer after the Closing and apportionment of any such fees and expenses between the periods before and after the Closing. The portion of the fees and expenses which is allocable to the period prior to Closing shall be paid by the Buyer to the Seller in immediately available federal funds by wire transfer at Closing.

     (c) Schedule 11.2(c) listing all prepaid fees and expenses which relate to services rendered by the Seller under any Trust Agreement or any related Ancillary Agreement and the apportionment of any such prepaid fees and expenses between the periods before and after the Closing. The portion of such prepaid fees and expenses which is allocable to the period following the Closing shall be paid by the Seller to the Buyer in immediately available federal funds by wire transfer at Closing.

     (d) In the event that the Seller, on the one hand, or the Buyer, on the other hand, receives payments following the Closing of amounts that should properly have been paid to the other party under this Section 11(d), the party or parties, as is appropriate, receiving such payment shall promptly remit such amounts to the other party.

     11.3 Noncompete and Nonsolicitation. (a) For a period commencing on the Closing Date and continuing for the three-year period thereafter (the
"Three-Year Period"), subject to Section 11.3(b) hereof, Seller and its Affiliates shall not engage, directly or indirectly, in any business which is substantially similar to the Business (a "Competing Business") or compete with the Buyer with respect to trustee, custodial, paying agent and/or record-keeping services relating to any of the Trust Agreements or trust agreements which are of the same type and/or possess substantially similar features as the Trust Agreements, or compete with the Buyer with respect to investment management services for any assets for which the Seller currently serves as an investment manager and which are part of a Trust Agreement, or, except as required by Applicable Law, disclose or use any confidential information regarding the Trust Agreements or the Business.

     (b) Nothing contained in this Section 11.3 shall prohibit the Seller or its Affiliates, after the period commencing on the Closing Date and continuing for the one-year period thereafter, but prior to the end of the Three-Year Period, from acquiring a Person a portion of which constitutes a Competing Business (an

"Acquired Competing Business"); provided, however, that (i) if, prior to the end of the Three-Year Period, the Seller or such Affiliates shall desire to divest itself of such Acquired Competing Business, then the Seller or such Affiliates shall allow the Buyer the opportunity to bid to acquire such Acquired Competing Business, and to conduct such due diligence of such Acquired Competing Business as necessary in connection with such opportunity, before allowing such opportunity or access to such due diligence to any other Person; and (ii) in the event that the Seller or its Affiliates does not divest itself of such Acquired Competing Business, then for a period commencing on the date on which the Seller or its Affiliate acquires such Acquired Competing Business and lasting until the end of the Three-Year Period, the Seller and its Affiliates will not directly or knowingly solicit customers of the Business for services provided by the Business. Notwithstanding anything contained in the foregoing clause (ii), in connection with an Acquired Competing Business, the Seller and its respective Affiliates shall be permitted to (i) engage in advertising, solicitations or other marketing campaigns, programs or other efforts not primarily directed to or targeted at the customers of the Business, or (ii) respond to unsolicited inquiries from such customers.

     (c) During the Three-Year Period, the Buyer and its banking Affiliates will not directly or knowingly solicit those customers of the Seller listed on
Schedule 11.3 hereto or any customers of the Seller or any Affiliate of the Seller which are referred to the Buyer by the Seller or such Affiliate after the Closing for banking (including loan and deposit) services. Notwithstanding anything contained in the foregoing sentence, the Buyer and its respective Affiliates shall be permitted to (i) engage in advertising, solicitations or other marketing campaigns, programs or other efforts not primarily directed to or targeted at those Customers of the Seller listed on Schedule 11.3 hereto, or
(ii) respond to unsolicited inquiries from such customers.

     (d) Because of the difficulty of measuring economic losses to the Buyer or the Seller as a result of a breach of the covenants set forth in Section 11.3(a), Section 11.3(b) and Section 11.3(c) hereof, and because of the immediate and irreparable damage that could be caused to the Buyer or Seller for which such party would have no other adequate remedy, each of the Buyer and the Seller agrees that such covenants may be enforced by the other party in the event of a breach of either of such covenants by injunctions, restraining orders, and damages. Each of the Buyer and the Seller agrees that the terms and conditions of this Section 11.3 are reasonable and necessary for the protection of the respective interests thereof, and of the confidential information related thereto and for the prevention of damage or loss to either of the Buyer or the Seller as a result of actions taken by the other.

     (e) Notwithstanding anything in this Section 11.3 to the contrary, the restrictions set forth in Section 11.3(a), Section 11.3(b) and Section 11.3(c) hereof shall cease to apply in the event of a Change of Control of the Seller, the Buyer or the parent of the Buyer.

     11.4 Lease of Premises. The Seller and the Buyer shall cooperate and use Commercially Reasonable Efforts to obtain the consent of the owner of that portion of the leased premises at 3925 River Crossing Parkway, Indianapolis, Indiana which is used in connection with Business (the "Leased Premises") to the assignment or other transfer of the rights under such lease from Seller to Buyer. The Seller and the Buyer shall each be responsible for one-half (1/2) of any up-front payment that may be required by such owner to facilitate such assignment or other transfer, but excluding any payment which constitutes an advance on rent payments to be paid by the Seller in connection with such consent; provided, however, that the portion of any such payment for which the Seller shall be responsible shall not exceed Twenty Thousand Dollars ($20,000). In the event that the parties are unable to obtain such consent to an assignment or transfer of the rights under such lease on terms which the Seller, in its sole discretion, shall deem to be reasonable, the Buyer shall reimburse the Seller for one half (1/2) of any payments made by the Seller in accordance with the terms of such lease, and the Buyer shall indemnify the Seller with respect to any Damages incurred in connection with Buyer's occupation of the Leased Premises, subject to Section 13 hereof.


                                   ARTICLE 12
                             POST-CLOSING COVENANTS

     12.1 Further Assurances. The Seller shall, from time to time after the Closing, execute and deliver such further documents, including, without limitation, instruments of resignation from fiduciary positions, appointment of the Buyer or its nominee(s) to the same, and assignments of various rights and assets held by the Seller or its nominees under Trust Agreements and Ancillary Agreements in accordance with the terms and provisions of such Trust Agreements and Ancillary Agreements as the Buyer may prepare and reasonably request in order effectively to sell, transfer and convey the Business to the Buyer.

     12.2 Conversion Plan. Promptly following the execution of this Agreement, the Buyer and the Seller shall agree upon a detailed conversion plan (the
"Conversion Plan") for the conversion of the Seller's data relating to the Business to the Buyer's processing, reporting and other systems, including, without limitation, the collection and input of relevant data, development of new operating procedures and design of forms. The Conversion Plan shall provide that the Seller shall be responsible for its expenses in connection with the de-conversion of such data from such systems (other than any termination fees incurred in connection with the termination of the Seller's service provider agreement with respect to such systems), and the Buyer shall be responsible for its expenses in connection with the conversion of such data and any termination fees incurred by the Seller in connection with the termination of the Seller's service provider agreement with respect to such systems. The Buyer and the Seller shall cooperate with each other to implement the Conversion Plan as promptly as possible. The Seller or its designee shall provide to the Buyer a magnetic tape containing such Account information as is reasonably requested by the Buyer to accomplish the Conversion Plan.

     12.3 Access to Files. Until the expiration of any applicable statutes of limitations, or for such longer period as may be required by the Buyer's customary retention policies but in no case for a period less than that called for by applicable law, provided that all Employee records and personnel files shall be retained for five (5) years from the later of the Closing Date and the pendency of any claims covering such Employees, the Buyer will grant the Seller and its representatives reasonable access to all books, records and other data included in the Business during regular business hours upon reasonable prior notice if such access is required by the Seller in connection with its legal, tax, regulatory or contractual matters. The Seller shall grant the Buyer similar access to books and records retained by the Seller relating to the Business. If physical possession of any Account Documentation is impractical to deliver into the Buyer's possession at the Closing, the Seller shall, from time to time at

Buyer's reasonable request, promptly furnish to Buyer such Account Documentation as is in Seller's possession.

                                   ARTICLE 13
                                 INDEMNIFICATION

     13.1 Indemnification. (a) The Seller shall indemnify, defend, save and hold harmless the Buyer and its Affiliates and their respective officers, directors, employees and agents (collectively, the "Buyer Indemnified Parties") from and against any and all Damages incurred or sustained by the Buyer Indemnified Parties to the extent they arise out of:

               (i) any inaccuracy of any representation or warranty made by Seller in this Agreement or any breach by Seller of any of its covenants, agreements or obligations under this Agreement;

               (ii) any Retained Liability; or

               (iii) the conduct of the Business on or prior to the Closing Date, other than in the ordinary course of business and in accordance with the Seller's past practices.

          (b) The Buyer shall indemnify, defend, save and hold harmless the Seller and its Affiliates and their respective officers, directors, employees and agents (collectively, the "Seller Indemnified Parties") from and against any and all Damages incurred or sustained by the Seller Indemnified Parties to the extent they arise out of:

               (i) any inaccuracy of any representation or warranty made by the Buyer in this Agreement or any breach by the Buyer of any of its covenants, agreements or obligations under this Agreement;

               (ii) any Assumed Liability;

               (iii) any Damages with respect to the Leased Premises in accordance with Section 11.4 hereof; or

               (iv) the conduct of the Business after the Closing Date.

     13.2 Limitations on Claims. (a) Notwithstanding anything contained in this Agreement to the contrary: (i) neither party shall be liable for any amounts for which an indemnified party is otherwise entitled to indemnification in connection with the breach or inaccuracy of any representation or warranty or any breach of a covenant contained in Article 7 or 8 hereof until the aggregate amount for which such indemnified party is entitled to indemnification with respect to all such claims for indemnification in the aggregate exceed $25,000 (the "Threshold"), at which time such party shall be liable for any such excess, and (ii) nor shall a party indemnifying another party hereto be required to make indemnification in connection with the breach or inaccuracy of any representation or warranty or any breach of a covenant contained in Article 7 or 8 to the extent indemnification payments with respect to all such claims for indemnification would exceed the Purchase Price (the "Maximum Indemnification Amount"). The Threshold and Maximum Indemnification Amount shall not apply as to any claims related to (i) Taxes, (ii) claims brought by third parties (including Employees as described in Section 11.1(g)), (iii) claims relating to the Leased Premises pursuant to Section 11.4, (iv) any claims for the out-of-balance condition of Accounts purchased hereunder which are not in proof and fully reconciled, and (v) a final, nonappealable judgment of a court of competent jurisdiction that the Seller or the Buyer has committed (y) fraud or intentional misrepresentation against the Buyer with respect to the transactions contemplated under this Agreement, or (z) a willful and intentional breach of any material provision of this Agreement.

     (b) The respective obligations of the parties to indemnify in connection with the breach or inaccuracy of any representation or warranty or any breach of a covenant contained in Article 7 or 8 hereof shall expire: two (2) years after the Closing Date as to claims solely between the parties hereto which are not brought within such time period; provided, however, that such expiration shall not apply to claims relating to the Leased Premises pursuant to Section 11.4 hereof; and provided, further, with respect to claims involving Taxes and all claims brought by third parties (including Employees as described in Section 11.1(g)), the obligation to indemnify shall survive the expiration of any applicable statute of limitations or the period of time in which such a claim may be asserted under common law; and provided, further, that the respective indemnification obligations of the parties hereunder shall not expire with respect to any claim brought within such specified time periods until the indemnification obligation, if any, with respect to such claim shall have been finally determined and paid.

     (c) With respect to Damages that result from or arise out of events, acts, omissions, conduct or course of conduct of a continuous nature occurring both before and after the Closing Date, the indemnification obligations of the Seller and the Buyer under this Article 13 shall be allocated based on the relative fault of the Seller and the Buyer in relation to such Damages.

     (d) If any claim shall be made or action brought with respect to a matter referred to in this Article 13, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the party liable therefor hereunder (the "Indemnifying Party"), in writing, setting forth the particulars of such claim or action, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to it. No such claim or action shall be settled by the Indemnifying Party without the Indemnified Party's prior written consent; provided, however, that the Indemnified Party shall not unreasonably withhold its consent to any proposed settlement if: (i) such proposed settlement involves only the payment of money and (ii) the Indemnifying Party demonstrates to the reasonable satisfaction of the Indemnified Party that it is able to pay the amount of such settlement and all related expenses. The Indemnifying Party will not settle any claim, action, suit or proceeding that would give rise to the Indemnified Party's liability under its indemnity unless such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the Indemnified Party from all liability with respect to such claim, action, suit or proceeding, in form and substance reasonably satisfactory to the Indemnified Party and its counsel. If the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party within a reasonable time after such notice of commencement of any such action, then legal and other expenses, including the reasonable fees and expenses of counsel, incurred by the Indemnified Party shall be borne by the Indemnifying Party.

     13.3 Remedies Exclusive. The remedies provided in this Article 13 shall be the exclusive remedies of the parties hereto from and after the Closing in connection with any claim or action arising out of this Agreement or the Business. The provisions of this Article 13 shall apply to claims for indemnification asserted as between the parties hereto as well as to third-party claims. Nothing herein shall preclude a party hereto from applying to a court for equitable relief to enforce its rights under this Agreement or be deemed a limitation or waiver of any claim for fraud or intentional misrepresentation described in Section 13.2(a)(v) hereof. Notwithstanding the foregoing, however, if the Buyer in its capacity as trustee, custodian, paying agent, investment manager, record-keeper or the like under any Trust Agreement or Ancillary Agreement commences litigation against the Seller for the benefit of any Person which is a party to, or beneficiary of, any such Trust Agreement or Ancillary Agreement including any trust created pursuant to any such agreement, the amount of any recovery for such Person with respect to any such action shall not constitute Damages, and the Threshold and Maximum Indemnification Amount set forth herein shall not apply to such recovery nor shall the limitation on time within which an action is to be brought set forth in Section 13.2(b) hereof apply except to the extent that the same would be applicable were Section 13.2(b) hereof not contained in this Agreement.

     13.4 Exclusion Relating to Transfer of Agreements. A party shall have no liability to the other party or to any third party arising solely from a challenge by the other party or third party to the validity of the transfer of any Trust Agreement or Ancillary Agreement in accordance with the terms of this Agreement; provided that each party shall be liable for any failure to take any action specifically required of such party under applicable law to effect such transfer.

     13.5 Mitigation of Damages. (a) An Indemnified Party shall, to the extent practicable and reasonably within its control and at the expense of the Indemnifying Party, make Commercially Reasonable Efforts to mitigate any Damages of which it has adequate notice, provided that the Indemnified Party shall not be obligated to act in contravention of applicable law or in contravention of reasonable and customary practices of a prudent person in similar circumstances. The Indemnifying Party shall have the right, but not the obligation, and shall be afforded the opportunity by the Indemnified Party to the extent reasonably possible, to make Commercially Reasonable Efforts to minimize Damages before such Damages actually are incurred by the Indemnified Party.

     (b) Each Indemnified Party shall maintain such insurance coverage with respect to its trust and asset management business as is customary for an entity of the size and nature of such Indemnified Party. Each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article 13 to use all commercially reasonable efforts to obtain any insurance proceeds available to it with regard to the applicable claims. The amount which the Indemnifying Party is or may be required to pay to any Indemnified Party pursuant to this Article 13 shall be reduced (retroactively, if necessary) by any insurance proceeds or other amounts actually recovered by or on behalf of the Indemnified Party in reduction of the related Damages. If the Indemnified Party shall have received the payment required by this Agreement from the Indemnifying Party in respect of Damages and shall subsequently receive insurance proceeds or other amounts in respect of such Damages, then such Indemnified Party shall promptly repay to the Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received.

     13.6   Enforcement.   The  obligation  to  indemnify  a  party's  officers,
directors, employees and agents in accordance with this Article 13 will be enforced exclusively by such party and nothing herein shall be construed to grant such officers, directors, employees and agents any individual rights, remedies, obligations or liabilities with respect to this Agreement. The parties to this Agreement may amend or modify this Agreement in any respect without the consent of such officers, directors, employees and agents.

     13.7  Tax  Treatment  of  Indemnification   Payments.  All  indemnification
payments made by either party pursuant to this Article 13 shall be treated as adjustments to the Purchase Price.

     13.8 Arbitration. Any controversy or claim arising out of or relating to this Article 13 or the breach thereof shall be determined and settled by arbitration in Chicago, Illinois, pursuant to the rules then in effect of the CPR Institute for Dispute Resolution. The resolution of such arbitration shall be final and binding on the parties hereto and enforceable in a court of competent jurisdiction. Any arbitration pursuant to this section shall be governed by the rules of discovery then in effect in the United States District Court located in Chicago, Illinois. Each party shall bear the costs and expenses of all counsel and other advisors, witnesses and employees retained by it and the costs of the arbitration panel shall be borne by the parties in the proportions the arbitration panel may direct, or in the absence of direction, one-half by the Seller and one-half by the Buyer.

                                   ARTICLE 14
                                   TERMINATION

     14.1 Termination Events. This Agreement may be terminated at any time prior to the Closing Date:

     (a) by mutual written consent of the Seller and the Buyer;

     (b) by the Seller or the Buyer if, upon written  notice to the other party:
(i) any governmental entity that must grant a Required Consent has denied approval of the transaction and such denial has become final and nonappealable, or (ii) consummation of the transactions contemplated by this Agreement would violate any statute, or nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

     (c) by the Seller or the Buyer, upon written notice to the other party, if the transactions contemplated by this Agreement shall not have been consummated on or before March 31, 2006, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

     (d) by the Seller or the Buyer (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party which breach is not cured within thirty (30) days after written notice thereof is given to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing.

     14.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 14.1 hereof, this Agreement shall forthwith become void and have no effect, and neither the Seller nor the Buyer, nor any of their respective Affiliates or any of the officers, directors or stockholders of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except as set forth in
Article 15 hereof.

                                   ARTICLE 15
                             SURVIVAL OF PROVISIONS

     The representations and warranties set forth herein, or in any certificates or documents executed in connection herewith, shall survive for the same period set forth in Section 13.2(b) hereof. The expenses provision of Section 16.8 hereof shall survive any termination hereof. Notwithstanding anything to the contrary contained in this Agreement, neither the Seller nor the Buyer shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                   ARTICLE 16
                                     GENERAL

     16.1 Communications Plan; Press Releases. Upon the execution of this Agreement, the Seller and the Buyer shall mutually agree upon and establish a communications plan that shall govern all communications by the parties including, but not limited to, rating agencies, financial analysts, the press, customers of the Seller and Employees concerning the subject matter of this Agreement. Notwithstanding anything to the contrary in this Section 16.1, no party shall be prohibited, following notification to the other party, from making any disclosure (including of financial terms) which is required by Applicable Law.

     16.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understanding with respect thereto, whether oral or written, other than documents referred to herein and the confidentiality agreement between the Seller and the Buyer dated September 2, 2005, which confidentiality agreement shall survive the execution of this Agreement. The Schedules referred to in this Agreement have been separately delivered by the parties hereto. This Agreement embodies all exhibits attached hereto and all schedules separately delivered.

     16.3 Amendment. Neither this Agreement nor any provision thereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     16.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that except as expressly provided herein, this Agreement and all rights hereunder may not be assigned by any party hereto, other than to an Affiliate of such party (but the party so assigning shall remain liable for the acts and omissions of such Affiliate), except by written consent of the other parties hereto.

     16.5 Notices. All notices, documents, information and legal process to be delivered to or served upon any party hereto shall be deemed to have been duly given or made if delivered personally, sent by facsimile transmission confirmed in writing within two (2) Business Days, or sent by registered or certified mail, postage prepaid, or by recognized overnight courier to the applicable parties hereto at the address stated below or in accordance with the last unrevoked written direction from such party to the other parties hereto.

         If to the Seller:

                  William J. Brunner
                  Chief Financial Officer
                  First Indiana Bank, N.A.
                  135 N. Pennsylvania Street
                  Indianapolis, Indiana 46204

         With a copy to:

                  Reagan K. Rick
                  Legal Counsel
                  First Indiana Bank, N.A.
                  135 N. Pennsylvania Street
                  Indianapolis, Indiana 46204


         If to the Buyer:

                  Jeffrey Himstreet
                  General Counsel
                  Wealth Management
                  Marshall & Ilsley Trust Company N.A.
                  111 E. Kilbourn Ave.
                  Suite 200
                  Milwaukee, Wisconsin 53202

         With copies to:

                  Randall J. Erickson
                  Senior Vice President, General Counsel
                     and Secretary
                  Marshall & Ilsley Corporation
                  770 North Water Street
                  Milwaukee, Wisconsin 53202

                  Carol A. Gehl
                  Godfrey & Kahn, S.C.
                  780 North Water Street
                  Milwaukee, Wisconsin 53202

     16.6 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     16.7  Captions.   The  captions   herein  have  been  inserted  solely  for
convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

     16.8 Expenses. Except as set forth herein, each of the parties hereto shall bear its own expenses in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement including any fees payable in connection with obtaining any regulatory approval.

     16.9 Time Deadlines. If the last day of the time period for the giving of any notice or the taking of any action acquired under this Agreement falls on a Saturday, Sunday or legal holiday or a date on which banks in the states of Indiana and/or Wisconsin are authorized by law to close, the time period for giving such notice or taking such action shall be extended through the next Business Day following the original expiration date of such period.

     16.10 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     16.11 Number and Gender. As used in this Agreement and the schedules and exhibits hereto, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

     16.12 Scope of Agreement. This Agreement shall not create any partnership, joint venture or other similar arrangement between the Buyer and the Seller.

     16.13 Governing Law. The execution, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana, without regard to the laws of any other jurisdiction that would otherwise govern under the conflict of laws principles thereof.

     16.14 Waiver. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent in such writing specifically set forth. All rights and remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative.

     16.15 No Third Party Beneficiary Rights. This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns and, except as otherwise expressly provided in
Article 13 hereof, which shall be enforceable solely by the parties to this Agreement and their respective successors and assigns for the benefit of any other such person, no other person shall have any rights, interests or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

     16.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.



                      [Signatures begin on following page]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by an authorized officer as of the date first above written.


                                        FIRST INDIANA CORPORATION



                                        By:/s/ Robert H. Warrington
                                        Name:  Robert H. Warrington
                                        Title: President



                                        FIRST INDIANA BANK, N.A.



                                        By:/s/ Robert H. Warrington
                                        Name:  Robert H. Warrington
                                        Title: President


                                        MARSHALL & ILSLEY TRUST COMPANY N.A.



                                        By:/s/ Kenneth C. Krei
                                        Name:  Kenneth C. Krei
                                        Title: President and CEO


                                        By:/s/ Daniel L. Kaminski
                                        Name:  Daniel L. Kaminski
                                        Title: Vice President, CFO, Secretary